Exhibit 10.3A

XOMA LTD.

1992 DIRECTORS SHARE OPTION PLAN

(As Amended and Restated Through May 13, 2008)

1. General. The XOMA Ltd. 1992 Directors Share Option Plan (the “Plan”) was adopted on February 20, 1992 (the “Adoption Date”) by the Board of Directors of XOMA Ltd. (the “Company”), subject to the approval of the Company’s shareholders at its 1992 annual meeting. A total of 1,350,000 of the Company’s Common Shares, par value $.0005 per share (“Common Shares”), have been reserved for issuance hereunder. The Plan provides for the granting to non-employee directors of the Company of non-qualified options (“Options” or “Option”) to purchase Common Shares.

2. Purposes. The purposes of the Plan are to increase the proprietary interest of non-employee directors in the Company by granting them non-qualified options to purchase Common Shares, to promote long-term shareholder value through the potential for increased ownership of Common Shares by non-employee directors, and to encourage the continued service on the Board of Directors (the “Board”) of non-employee directors.

3. Administration. Except as provided in Section 6(c), the Plan is designed to operate automatically and not require administration. However, to the extent that administration is necessary, the Plan shall be administered by those members of the Board who are not eligible to participate in the Plan (the “Plan Administrators”). Since it is intended that this Plan provide for grants of Options to non-employee directors of the Company, this function will be limited to matters of administrative oversight. Decisions and determinations of the Plan Administrators shall be final and binding upon all persons having an interest in the Plan. The Plan Administrators will have no discretion with respect to the selection of optionees or the determination of the exercise price, the timing of grants or the number of shares covered by the Options granted hereunder. The Plan Administrators will receive no additional compensation for their services in connection with the administration of the Plan.

4. Eligibility. Each member of the Board who is not a full or part-time employee of the Company or of any subsidiary or affiliate of the Company (“Director”) shall be entitled to participate in the Plan.

5. Grants under the Plan. All Options granted under the Plan shall be non-statutory options, not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The number of Common Shares available for grants under the Plan shall not exceed 1,350,000 shares, subject to adjustment as provided in Section 7. The shares with respect to which a particular Option has been granted are hereinafter referred to as “Optioned Shares.” The written agreement evidencing each Option granted under the Plan (the “Agreement”) shall be dated as of the applicable date of grant. Each Director accepting an Option grant shall execute and return a copy of the Agreement to the Company. If any outstanding Option shall terminate for any reason without having been exercised in full, the shares applicable to the unexercised portion of such Option shall again become available under the Plan.

6. Share Options.

(a) Initial Grants. On the Adoption Date (which shall be the date of grant for purposes of Sections 6(d), (e) and (f)) of the Plan, each Director shall be granted an Option to purchase that number of Common Shares equal to 10,000 minus the number of Common Shares with respect to which options have been previously granted to such Director (without regard to the status of such Director at the time of any such prior grant, whether any such prior grant was made pursuant to another plan of the company or any other circumstances of any such prior grant), subject to the approval of the Plan by the Company’s shareholders at the 1992 Annual Meeting. Each person who becomes a Director for the first time after the Effective Date (as defined below) through calendar year 1997 shall be granted an Option on the six-month anniversary of the date such person becomes a Director to purchase that number of Common Shares equal to 10,000 minus the number of Common Shares with respect to which options have been previously granted to such Director (without regard to the status of such Director at the time of any such prior grant, whether any such prior grant was made pursuant to another plan of the Company or any other circumstances of any such prior grant). Each person who becomes a Director for the first time beginning calendar year 1998 through calendar year 2003 shall be granted an Option on the six-month anniversary of the date such person becomes a Director to purchase that number of Common Shares equal to 15,000 minus the number of Common Shares with respect to which options have been previously granted to such Director (without regard to the status of such Director at the time of any such prior grant, whether any such prior grant was made pursuant to another plan of the Company or any other circumstances of any such prior grant). Each person who becomes a Director for the first time beginning calendar year 2004 through calendar year 2006 shall be granted an Option on the date such person becomes a Director to purchase that number of Common Shares equal to 20,000 minus the number of Common Shares with respect to which options have been previously granted to such Director (without regard to the status of such Director at the time of any such prior grant, whether any such prior grant was made pursuant to another plan of the Company or any other circumstances of any such prior grant). Each person who becomes a Director for the first time beginning calendar year 2007 shall be granted an Option on the date such person becomes a Director to purchase that number of Common Shares equal to 40,000 minus the number of Common Shares with respect to which options have been previously granted to such Director (without regard to the status of such Director at the time of any such prior grant, whether any such prior grant was made pursuant to another plan of the Company or any other circumstances of any such prior grant).

(b) Regular Annual Grants. On each date that the Company holds its annual meeting of shareholders commencing with the 1993 and ending with the 1997 calendar years, immediately after the annual election of directors, each Director then in office (other than those Directors first elected at such meeting) will receive a grant of an Option to purchase 1,000 shares, provided that no Director will receive under this Plan Options to purchase a total of more than 25,000 shares. On each date that the Company holds its annual meeting of shareholders commencing with the 1998 and ending with the 2003 calendar years, immediately after the annual election of directors, each Director then in office (other than those Directors first elected at such meeting) will receive a grant of an Option to purchase 7,500 shares, provided that no Director will receive under this Plan Options to purchase a total of more than 75,000 shares. On each date that the Company holds its annual meeting of shareholders commencing with the 2004 and ending with the 2006 calendar years, immediately after the annual election of directors, each Director then in office (other than those Directors first elected at such meeting) will receive a grant of an Option to purchase 10,000 shares. On the date that the Company holds its annual meeting of shareholders for the 2007 calendar year, immediately after the annual election of directors, each Director then in office (other than those Directors first elected at such meeting) will receive a grant of an Option to purchase 12,000 shares. On each date that the Company holds its annual meeting of shareholders commencing with the 2008 calendar year, immediately after the annual election of directors, each Director then in office (other than those Directors first elected at such meeting) will receive a grant of an Option to purchase 25,000 shares; provided, that any such Director who then serves in the capacity of (i) chairman of any of the following committees of the Board (or, in each case, another committee or group performing similar functions): the audit committee, the compensation committee or the nominating & governance committee, and/or (ii) lead independent director will instead receive a grant of an Option to purchase the number of shares equal to the product of 25,000 times the Applicable Multiple. “Applicable Multiple” means (A) 1.3, in the case of the chairman of the audit committee, (B) 1.2, in the case of the chairman of the compensation committee or the nominating & governance committee, and (C) 1.5, in the case of the lead independent director, except that if an individual Director is serving in more than one of the foregoing capacities, then the Applicable Multiple shall be cumulative, such that, for example, the Applicable Multiple for a Director serving as both chairman of the compensation committee and as lead independent director shall be 1.7.

(c) Discretionary Grants. In addition to the initial grants and regular annual grants described above and notwithstanding the provisions of Section 3, the Board, acting on the recommendation of its nominating & governance committee (or another committee or group performing similar functions), shall have full authority to grant Options under the Plan from time to time to one or more Directors and to determine the number of shares to be covered by each such grant, the time or times at which each granted option is to become exercisable and the maximum term for which the option may remain outstanding.

(d) Option Exercise Price. The per share price to be paid by the Director at the time an Option is exercised shall be 100% of the fair market value of the Common Shares on the date of grant. “Fair market value” shall be determined as follows:

(i) If the Common Shares are not at the time listed or admitted to trading on any stock exchange but are traded in the over-the-counter market, the fair market value shall be the closing selling price per Common Share on the date in question, as such price is reported on the OTC Bulletin Board or any successor system. If there is no reported closing selling price for Common Shares on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

(ii) If the Common Shares are at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price per Common Share on the date in question on the stock exchange which is the primary market for the Common Shares, as such price is officially quoted on such exchange. If there is no reported sale of Common Shares on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

(e) Maximum Term of Option. Each Option granted in Section 6(a) or Section 6(b) shall have a maximum term of ten (10) years from the date of grant. The maximum term for which any Option granted under Section 6(c) may remain outstanding shall be determined by the Board, as provided in Section 6(c).

(f) Date of Exercise. Provided that an optionee hereunder (an “Optionee”) remains a Director, and except as otherwise provided in Section 8(a),

(i) the Options granted in Section 6(a) hereof commencing with the 1992 and ending with the 2003 calendar years shall become exercisable in accordance with the following schedule:

(A)	with respect to Options granted pursuant to the first sentence of Section 6(a) hereof, each such Option shall become exercisable with respect to 20% of the Optioned Shares on the date of grant;

(B)	each Option shall become exercisable with respect to 20% (or, in the case of Options referred to in clause (A) above, an additional 20%) of the Optional Shares after the expiration of one year from the date of grant;

(C)	each Option shall become exercisable with respect to an additional 20% of the Optional Shares after the expiration of two years from the date of grant;

(D)	each Option shall become exercisable with respect to an additional 20% of the Optioned Shares after the expiration of three years from the date of grant;

(E)	each Option shall become exercisable with respect to an additional 20% (or, in the case of Options referred to in clause (A) above, the remaining 20%) of the Optional Shares after the expiration of four years from the date of grant;

(F)	with respect to Options other than those referred to in clause (A) above, each such Option shall become exercisable with respect to the remaining 20% of the Optioned Shares after the expiration of five years from the date of grant; and

(ii) the Options granted in Section 6(a) hereof commencing with the 2004 calendar years shall become exercisable after the expiration of one year from the date of grant;

(iii) the Options granted in Section 6(b) hereof shall become exercisable on the date of grant; and

(iv) any Options granted under Section 6(c) hereof shall become exercisable at the time or times determined by the Board, as provided in Section 6(c).

Exercisable installments may be exercised in whole or in part and, to the extent not exercised, shall accumulate and be exercisable at any time on or before the Expiration Date or sooner termination of the Option term.

(g) Accelerated Termination of Option Term. The option term with respect to a particular Option granted hereunder shall terminate (and such Option shall cease to be exercisable) prior to the specified expiration date thereof (the “Expiration Date”) should one of the following provisions become applicable:

(i) Except as otherwise provided in subsections (ii), (iii) and (iv) below, should Optionee cease to be a Director at any time during the option term, then Optionee shall have up to a three (3) month period commencing with the date of such cessation of Director status in which to exercise this Option, but in no event shall this Option be exercisable at any time after the Expiration Date. During such limited period of exercisability, the Option may not be exercised for more than the number of Optioned Shares (if any) for which it is exercisable at the date of Optionee’s cessation of Director status. Upon the expiration of such limited period of exercisability or (if earlier) upon the Expiration Date, the Option shall terminate and cease to be outstanding.

(ii) Should Optionee die while such Option is outstanding, then the personal representative of Optionee’s estate or the person or persons to whom the Option is transferred shall have the right to exercise this Option, but only with respect to that number of Optioned shares (if any) for which Option is exercisable on the date of Optionee’s death. Such right shall lapse and the Option shall cease to be exercisable upon the earlier of (A) the expiration of the one (1) year period measured from the date of Optionee’s death or (B) the specified Expiration Date of the Option term.

(iii) Should Optionee become permanently disabled and cease by reason thereof to be a Director at any time during the Option term, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Director status) during which to exercise such Option; provided, however, that in no event shall the Option be exercisable at any time after the Expiration Date. During such limited period of exercisability, the Option may not be exercised for more that the number of Optioned Shares (if any) for which this Option is exercisable at the date of Optionee’s cessation of Director status. Upon the expiration of such limited period of exercisability or (if earlier) upon the Expiration Date, the Option shall terminate and cease to be outstanding. Optionee shall be deemed to be permanently disabled if Optionee is, by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of not less than 12 consecutive months or more, unable to perform his/her usual duties as a director of the Company.

(iv) Should Optionee’s status as a Director be terminated on account of any act of (A) fraud or intentional misrepresentation, or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company, or any unauthorized disclosure of confidential information or trade secrets of the Company, such Option shall terminate and cease to be exercisable immediately upon the date of such termination of Director status.

(h) Method of Exercise. An Option may be exercised with respect to all or any part of the shares of Common Shares for which such Option is at the time exercisable. Each notice of exercise shall be accompanied by the full purchase price of the shares being purchased, with such payment to be made in cash or by check.

(i) Transferability. Options are transferable and assignable to the spouse of the Optionee or a descendent of the Optionee (any such spouse or descendent, an “Immediate Family Member”) or a corporation, partnership, limited liability company or trust so long as all of the shareholders, partners, members or beneficiaries thereof, as the case may be, are either the Optionee or an Immediate Family Member of the Optionee, provided that (i) there may be no consideration for any such transfer and (ii) subsequent transfers or transferred options will be prohibited other than by will, by the laws of descent and distribution or pursuant to a “qualified domestic relations order” as such term is defined by the Code or the Employee Retirement Income Security Act of 1974 (“ERISA”). Following transfer, any such options will continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of the option agreement the term “Optionee” will refer to the transferee.

7. Adjustment Upon Changes in Capitalization.

(a) If the number of shares of the Company as a whole are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company, whether through reclassification, share dividend, share split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of shares subject to the Plan, and in the number, kind and per share exercise price of shares subject to unexercised Options or portions thereof granted prior to any such change. Any such adjustment in an outstanding Option, however, shall be made without a change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the price for each share covered by the Option.

(b) If the Company is the surviving or continuing entity in any merger, amalgamation or other business combination, then an Option shall be appropriately adjusted to apply and pertain to the number and class of securities which the holder of the number of Common Shares subject to an Option immediately prior to such merger, amalgamation or other business combination would have been entitled to receive in the consummation of such merger, amalgamation or other business combination, and appropriate adjustment shall be made to the option price payable per share, provided the aggregate option price shall remain the same.

8. Corporate Transaction.

(a) In the event of one or more of the following transactions (“Corporate Transaction”):

(i) a merger, amalgamation or acquisition in which the Company is not the surviving or continuing entity, except for a transaction the principal purpose of which is to change the jurisdiction of the Company’s incorporation,

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company, or

(iii) any other business combination in which fifty percent (50%) or more of the Company’s outstanding voting shares are transferred to different holders in a single transaction or a series of related transactions, then the exercisability of an Option shall automatically be accelerated so that such Option may be exercised for any or all of the Common Shares subject to such Option. No such acceleration of exercise dates shall occur, however, if and to the extent the terms of any agreement relating to such Corporate Transaction provide as a prerequisite to the consummation of such Corporate Transaction that outstanding options purchase Common Shares (including an Option issued pursuant to this Plan) are to be assumed by the successor corporation or parent thereof or are to be replaced with options to purchase capital shares of the successor corporation or parent thereof. In any such case, an appropriate adjustment as to the number and kind of shares and the per share exercise prices shall be made. No fractional shares shall be issued under the Plan on account of any adjustment specified above. Upon the consummation of the Corporate Transaction, an Option shall, to the extent not previously exercised or assumed by the successor corporation or its parent company, terminate and cease to be exercisable.

(b) This Plan shall not in any way affect the right of the company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, amalgamate, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

9. Amendment and Termination of Plan. The Board may make such amendments to the Plan and to any Agreements hereunder as it shall deem advisable; provided, however, that the Board may not, without further approval by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a shareholders meeting duly held in accordance with applicable laws, increase the number of shares as to which Options may be granted under this Plan (except as otherwise permitted in Section 8(a) hereof), materially increase the benefits accruing to participants under this Plan or materially modify the requirements as to eligibility for participation under this Plan. In addition, the Board may not amend the Plan or Agreement hereunder more than once every six months, other than to comport with changes in the Code or the rules thereunder. The Board may terminate the Plan at any time within its absolute discretion. No such termination, other than that provided in Section 8(a) hereof, shall in any way affect any Option then outstanding.

10. Miscellaneous Provisions. Neither the Plan nor any action taken hereunder shall be construed as giving any Director any right to be nominated for re-election to the Board. The Plan shall be governed by the laws of the State of California.

11. Effective Date. The Plan was initially adopted by the Board on February 20, 1992 and approved by the Company shareholders at the 1992 Annual Meeting, to be effective as of February 20, 1992 (the “Effective Date”). Amendments to the Plan regarding transfer provisions were adopted by the Board on October 30, 1996 and approved by the shareholders at the 1997 Annual Meeting. Further amendments to the amended and restated Plan to increase the number of shares issuable under the Plan were adopted by the Board on February 25, 1998 and approved by the shareholders at the 1998 Annual Meeting. The Plan was further amended to reflect the Company’s change of domicile from Delaware to Bermuda and the new restatement of the Plan, effective December 31, 1998, was adopted by the Board in February of 1999. An amendment and restatement of the Plan was adopted by the Board on February 25, 2004 and approved by the shareholders at the 2004 Annual Meeting. Further amendments to the amended and restated Plan were adopted by the Board on October 31, 2007 and approved by the shareholders at the 2008 Annual Meeting.